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                                                            Exhibit 23.1
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                      CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Natural MicroSystems Corporation

     We hereby consent to the incorporation by reference in this Registration
Statement on Form S-3 (file no. 333-      ) of our report dated January 24, 2000
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relating to the financial statements, which appears in Natural MicroSystems
Corporation's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the incorporation by reference in such Registration Statement of our report dated January 24, 2000 relating to the financial statement schedule, which appears in Natural MicroSystems Corporation's Annual Report on Form 10-K for the year ended December 31, 1999.

                             PRICEWATERHOUSECOOPERS LLP


Boston, Massachusetts
March 31, 2000